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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We have read Item 4 of Form 8-K dated January 12, 2004 of DOR BioPharma, Inc. and are in agreement with the statements contained in the last sentence of the first paragraph as to the date of our dismissal and paragraphs 2-3 of Item 4 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida
January 16, 2004